Exhibit 4.1

                               FCB FINANCIAL CORP.
                            1998 INCENTIVE STOCK PLAN

   Section 1.     Purpose

             The purpose of the FCB Financial Corp. 1998 Incentive Stock Plan (the "Plan") is to promote the best interests of FCB Financial Corp. (together with any successor thereto (the "Company")), its holders and its Subsidiaries as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and any entities of which at least 20% of the equity interest is held directly or indirectly by the Company (together "Affiliates"), by encouraging and providing for the acquisition of an equity interest in the success of the Company by directors, officers and key employees and by enabling the Company and its Affiliates to attract and retain the services of directors, officers and key employees upon whose judgment, interest, skills, and special effort the successful conduct of their operations is largely dependent.

   Section 2.     Effective Date

             The Plan shall become effective on April 27, 1998, subject, however, to the approval of the Plan by the shareholders of the Company at the next annual meeting of shareholders within twelve months following the date of adoption of the Plan by the Board of Directors of the Company (the "Board").

   Section 3.     Administration

             The Plan shall be administered by a committee (the "Committee") of the Board, consisting of not less than two directors, each of whom shall qualify as a "non-employee director" within the meaning of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as an "outside director" under
   Section 162(m)(4)(C) of the Code or any successor provisions thereto. If at any time the Committee shall not be in existence, the Board shall administer the Plan and all references to the Committee herein shall include the Board. To the extent permitted by applicable law, the Board may delegate to another committee of the Board or to one or more senior officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to participants who are subject to Section 16 of the Exchange Act
   ("Section 16 participants"). To the extent that the Board has delegated to such other committee or one or more officers the authority and responsibility of the Committee, all references to the Committee herein shall include such other committee or one or more officers.

             Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to interpret and administer the Plan and any instrument or agreement relating to, or made under, the Plan; establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and make any other determination, including factual determinations, and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among participants, whether or not they are similarly situated. A majority of the members of the Committee shall constitute a quorum and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. The Committee's interpretation of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder.

   Section 4.     Eligibility and Participation

             Participants in the Plan shall be selected by the Committee from among those directors, officers and key employees of the Company and its Affiliates, as the Committee may designate from time to time. The Committee shall consider such factors as it deems appropriate in selecting participants and in determining the type and amount of their respective awards. The Committee's designation of a participant in any year shall not require the Committee to designate such person to receive an award in any other year.

   Section 5.     Stock Subject to Plan

             5.1 Number. Subject to adjustment as provided in Section 5.3, the total number of shares of Common Stock of the Company, par value of $.01 per share (the "Stock"), which may be issued under the Plan shall be 250,000. No participant shall be granted benefits under the Plan that could result in such participant (i) receiving in any single fiscal year of the Company options for, and/or stock appreciation rights with respect to, more than 25,000 shares of Stock; (ii) receiving benefits in any single fiscal year of the Company relating to more than 25,000 shares of Stock as restricted stock; (iii) receiving more than 25,000 performance shares in any single fiscal year of the Company; or (iv) receiving performance units exceeding $25,000 in value in any single fiscal year of the Company. Such number of shares of Stock as specified in the preceding sentence shall be subject to adjustment in accordance with the terms of
   Section 5.3 hereof.  It is intended that all determinations under this
   Section 5 shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code (or any successor provision thereto) and any regulations promulgated thereunder, unless otherwise determined by the Committee. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock.

             5.2 Unused Stock: Unexercised Rights. If, after the effective date of the Plan, any shares of Stock covered by an award granted under the Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is canceled prior to the delivery of all of the shares of Stock or of other consideration issuable or payable pursuant to such award, then the number of shares of Stock counted against the number of shares available under the Plan in connection with the grant of such award shall again be available for the granting of additional awards under the Plan to the extent determined to be appropriate by the Committee.

             5.3 Adjustment in Capitalization. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares of Stock subject to the Plan and which thereafter may be made the subject of awards under the Plan; (ii) the number and type of shares of Stock subject to outstanding awards; and (iii) the grant, purchase or exercise price with respect to any award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; provided, however, in each case, that with respect to awards of incentive stock options no such adjustment shall be authorized to the extent that such authority would cause such options to cease to be treated as incentive stock options; and provided further, that the number of shares of Stock subject to any award payable or denominated in Stock shall always be a whole number. Any fractional shares resulting from such adjustment shall be eliminated.

   Section 6.     Term of the Plan

             No award shall be granted under the Plan after April 26, 2008. However, unless otherwise expressly provided in an applicable award agreement, any award theretofore granted may extend beyond such date and, to the extent set forth in the Plan, the termination of the Plan shall not affect authority of the Committee with respect to any such award or the authority of the Board to amend the Plan.

   Section 7.     Stock Options

             7.1 Grant of Options. Options may be granted to participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number, terms and conditions of options granted to a participant. The Committee also shall determine whether an option is to be an incentive stock option within the meaning of Section 422 of the Code or a nonqualified stock option; provided, however, that an incentive stock option may only be granted to employees of the Company or a "subsidiary corporation" within the meaning of Section 424 of the Code.

             7.2 Incentive Stock Options. Except as otherwise required by the Code, incentive stock options will be exercisable at purchase prices of not less than one hundred percent (100%) of the fair market value of the Stock on the date of grant, as such fair market value is determined by such methods or procedures as shall be established from time to time by the Committee ("Fair Market Value"). In all other respects, the terms of any incentive stock option granted under the Plan shall be as determined by the Committee but shall comply with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder.

             7.3 Nonqualified Stock Options. Nonqualified stock options will be exercisable at purchase prices of not less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant, unless otherwise determined by the Committee. Nonqualified stock options will be exercisable at such times and subject to such terms and conditions as determined by the Committee at the time of grant or thereafter.

             7.4 Award Agreement. The award agreement evidencing each option shall specify the type of option granted, the option price, the duration of the option, the number of shares of Stock to which the option pertains and such other provisions as the Committee shall determine.

             7.5 Fair Market Value. The Fair Market Value of the Stock shall be determined by such methods or procedures as shall be established from time to time by the Committee; provided, however, that the Fair Market Value shall not be less than the par value of the Stock.

             7.6 Payment. The Committee shall determine the methods and the forms for payment of the purchase price of options, including (a) by delivery of cash or other shares or securities of the Company having a then Fair Market Value equal to the purchase price of such shares; or
   (b) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Stock and deliver the sale or margin loan proceeds directly to the Company to pay the purchase price.

             7.7 Certain Replacement Options. Without in any way limiting the authority of the Committee to make grants of options to participants hereunder, and in order to induce participants to retain ownership of the Stock acquired upon the exercise of options, the Committee shall have the authority (but not an obligation) to include within any agreement setting forth the terms of any options (or any amendment thereto) a provision entitling a participant to further options ("Replacement Options") in the event the participant exercises any options (including a Replacement Option) under the Plan, in whole or in part, by surrendering previously acquired shares of Stock. Any such Replacement Options shall (a) be nonqualified stock options, exercisable at a purchase price, unless otherwise determined by the Committee, of 100% of the Fair Market Value of the shares of Stock on the date the Replacement Options are granted,
   (b) be for a number of shares of Stock equal to the number of shares surrendered, (c) only become exercisable on the terms specified by the Committee in the event the participant holds, for a minimum period of time prescribed by the Committee, the shares of Stock the participant acquired upon the exercise in connection with which the Replacement Options were issued, and (d) be subject to such other terms and conditions as the Committee may determine.

   Section 8.     Stock Appreciation Rights

             8.1 Grant of Stock Appreciation Rights. Stock appreciation rights may be granted to participants. A stock appreciation right may relate to a specific option granted under the Plan and may, in such case, relate to all or part of the option shares covered by the related option, or may be granted independently of any option granted under the Plan. Notwithstanding the foregoing, stock appreciation rights related to an incentive stock option may only be granted at the same time as the grant of such option. Subject to the terms of the Plan, the grant price, term, calculation of Fair Market Value, methods of exercise, methods of settlement and any other terms and conditions of any stock appreciation right shall be as determined by the Committee.

             8.2 Exercise or Maturity of Stock Appreciation Rights. The Committee may impose such conditions or restrictions on the exercise of any stock appreciation right as it may deem appropriate. Unless otherwise determined by the Committee, stock appreciation rights that relate to a specific option granted under the Plan shall be exercisable or shall mature at such time or times, on the conditions and to the extent and in the proportion that any related option is exercisable, and may be exercised or mature for all or part of the shares of Stock subject to the related option.

             8.3 Effect of Exercise. Upon exercise of any number of stock appreciation rights, the number of option shares subject to any related option shall be reduced accordingly and such option shares may not again be available for delivery under the Plan. The exercise of any number of options shall result in an equivalent reduction in the number of option shares covered by the related stock appreciation right and such shares may not again be available for delivery under the Plan; provided, however, that if a stock appreciation right was granted for less than all of the option shares covered by any related option, any such reduction shall be made at such time as, and only to the extent that, the number of shares exercised under the related option exceeds the number of option shares not covered by the stock appreciation right.

             8.4 Payment of Stock Appreciation Right Amount. Subject to the terms of the Plan and any applicable agreement with a participant, upon exercise or maturity of a stock appreciation right, the holder shall be entitled to receive payment of an amount determined by multiplying:

             (a) The difference between the Fair Market Value of a share of Stock at the date of exercise over the grant price of the stock appreciation right as determined by the Committee, by

             (b) The number of shares of Stock with respect to which the stock appreciation right is exercised.

   Section 9.     Restricted Stock

             9.1 Awards. The Committee is hereby authorized to issue restricted stock to participants, with or without payment therefor, as additional compensation, or in lieu of other compensation, for their services to the Company and/or any Affiliate; provided, however, that the aggregate number of shares of restricted stock granted to all participants under the Plan as a group shall not exceed 50,000 (such number of shares subject to adjustment in accordance with the terms of Section 5.3 hereof). Restricted stock shall be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on sale or other disposition and rights of the Company to reacquire such restricted stock upon termination of the participant's employment within specified periods, as prescribed by the Committee.

             9.2 Other Restrictions. Without limitation, such terms and conditions may provide that restricted stock shall be subject to forfeiture if the Company or the participant fails to achieve certain goals established by the Committee over a designated period of time. The goals established by the Committee may relate to any one or more of the following: interest income, earnings per share, return on shareholder equity, share price, economic value added and/or, in the case of participants other than Section 16 participants, such other goals as may be established by the Committee in its discretion. In the event the minimum goal established by the Committee is not achieved at the conclusion of a period, all shares of restricted stock shall be forfeited. In the event the maximum goal is achieved, no shares of restricted stock shall be forfeited. Partial achievement of the maximum goal may result in forfeiture corresponding to the degree of nonachievement to the extent specified in writing by the Committee when the grant is made. The Committee shall certify in writing as to the degree of achievement after completion of the performance period.

             9.3 Registration. Any restricted stock granted under the Plan to a participant may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of restricted stock granted under the Plan to a participant, such certificate shall be registered in the name of the participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such restricted stock.

             9.4 Other Rights. Unless otherwise determined by the Committee, during the period of restriction, participants holding shares of restricted stock granted hereunder may exercise full voting rights with respect to those shares and shall be entitled to receive all dividends and other distributions paid or made with respect to those shares while they are so held; provided, however, that the Committee may provide in any grant of shares of restricted stock that payment of dividends thereon may be deferred until termination of the period of restriction and may be made subject to the same restrictions regarding forfeiture as apply to such shares of restricted stock. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of restricted stock with respect to which they were paid.

             9.5 Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a participant with the Company or an Affiliate (as determined under criteria established by the Committee) for any reason during the applicable period of restriction, all shares of restricted stock still subject to restriction shall be forfeited by the participant to the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to shares of restricted stock held by a participant.

   Section 10.    Performance Shares and Performance Units

             10.1 Issuance. The Committee is hereby authorized to grant performance shares and performance units to participants. Subject to
   Section 5.1, the Committee shall have complete discretion in determining the number of performance units and performance shares granted to a participant.

             10.2 Performance Shares. The Committee may grant performance shares that the participant may earn in whole or in part if the Company or the participant achieves certain goals established by the Committee over a designated period of time consisting of one or more full fiscal years of the Company, but not in any event more than ten (10) years. The goals established by the Committee may relate to any one or more of the following: interest income, earnings per share, return on shareholder equity, share price, economic value added and/or, in the case of participants other than Section 16 participants, such other goals as may be established by the Committee in its discretion. In the event the minimum goal established by the Committee is not achieved at the conclusion of a period, no delivery of performance shares shall be made to the participant. In the event the maximum goal is achieved, one hundred percent (100%) of the performance shares shall be delivered to the participant. Partial achievement of the maximum goal may result in a delivery corresponding to the degree of achievement to the extent specified in writing by the Committee when the grant is made. The Committee shall certify in writing as to the degree of achievement after completion of the performance period. The Committee shall have the discretion to satisfy an obligation to deliver a participant's performance shares by delivery of less than the number of performance shares earned together with a cash payment equal to the then Fair Market Value of the shares not delivered. The number of shares of Stock reserved for issuance under the Plan shall be reduced only by the number of shares delivered in respect of earned performance shares. Subject to Section 15(a)(iii), at the time of making an award of performance shares, the Committee shall set forth the consequences of the termination of a participant's employment with the Company or an Affiliate prior to the expiration of the designated performance period in respect of which the performance shares are awarded.

             10.3 Performance Units. The Committee may grant performance units to a participant that consist of monetary units and that the participant may earn in whole or in part if the Company or the participant achieves certain goals established by the Committee over a designated period of time consisting of one or more full fiscal years of the Company, but not in any event more than ten (10) years. The goals established by the Committee may relate to any one or more of the following: interest income, earnings per share, return on shareholder equity, economic value added, share price and/or, in the case of participants other than
   Section 16 participants, such other goals as may be established by the Committee in its discretion. In the event the minimum goal established by the Committee is not achieved at the conclusion of a period, no payment shall be made to the participant. In the event the maximum goal is achieved, one hundred percent (100%) of the monetary value of the performance units shall be paid to the participant. Partial achievement of the maximum goals may result in a payment corresponding to the degree of achievement to the extent specified in writing by the Committee when the grant is made. The Committee shall certify in writing as to the degree of achievement after completion of the performance period. Payment of a performance unit earned may be in cash or in shares of Stock or in a combination of both, as the Committee in its sole discretion determines. The number of shares of Stock reserved for issuance under this Plan shall be reduced only by the number of shares delivered in payment of performance units. Subject to Section 15(a)(iii), at the time of making an award of performance units, the Committee shall set forth the consequences of the termination of a participant's employment with the Company or an Affiliate prior to the expiration of the designated performance period in respect of which the performance units are awarded.

   Section 11.    Bonus Shares

             The Committee is authorized to provide participants the opportunity to elect to receive shares of Stock in lieu of a portion or all of any cash bonuses under the Company's incentive compensation programs and/or increases in base compensation. Bonus shares shall be issued in an amount equal to (a) the equivalent dollar amount of bonus a participant has elected to receive in Stock (subject to limits prescribed by the Committee) divided by (b) the Fair Market Value of a share of Stock (as determined by the Committee in advance or on the date the cash compensation to which the bonus shares relate would otherwise be payable) and shall be subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on sale or other disposition.

   Section 12.    Other Awards

             12.1 Other Stock-Based Awards. Other awards, valued in whole or in part by reference to, or otherwise based on, shares of Stock, may be granted either alone or in addition to or in conjunction with other awards for such consideration, if any, and in such amounts and having such terms and conditions as the Committee may determine.

             12.2 Other Benefits. The Committee shall have the right to provide types of benefits under the Plan in addition to those specifically listed, if the Committee believes that such benefits would further the purposes for which the Plan was established.

   Section 13.    Transferability

             Each award granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, except that a participant may, to the extent allowed by the Committee and in a manner specified by the Committee, (a) designate in writing a beneficiary to exercise the award after the participant's death; or (b) transfer any award to the extent permitted by the Code.

   Section 14.    Rights of Participants

             Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any participant's employment or service at any time nor confer upon any participant any right to continue in the employ or as a director of the Company or any Affiliate.

   Section 15.    Change of Control

             (a) In the event of a "Change of Control" (as hereinafter defined):

             (i) each holder of an option or stock appreciation right shall have the right at any time thereafter to exercise the option or stock appreciation right in full whether or not the option or stock appreciation right was theretofore exercisable;

             (ii) all restrictions imposed upon restricted stock shall lapse upon the date of the Change of Control;

             (iii) each holder of a performance share and/or performance unit for which the performance period has not expired shall have the right, exercisable by written notice to the Company within 60 days after the Change of Control, to receive, in exchange for the surrender of the performance share and/or performance unit, an amount of cash equal to the product of the value of the performance share and/or performance unit and a fraction, the numerator of which is the number of whole months which have elapsed from the beginning of the performance period to the date of the Change of Control and the denominator of which is the number of whole months in the performance period; and

             (iv) each holder of a performance share and/or performance unit that has been earned but not yet paid shall receive an amount of cash equal to the value of the performance share and/or performance unit.

   For purposes of this Section 15, the "value" of a performance share shall be equal to the highest of (1) the Fair Market Value of a share of Stock on the date of the Change of Control, (2) the highest price per share of Stock paid in the transaction giving rise to the Change of Control, or
   (3) the Fair Market Value of a share of Stock calculated on the date of surrender or payment, as the case may be.

             (b) A "Change of Control" of the Company shall be deemed to have occurred for purposes of this Section 15 if the event set forth in any one of the following paragraphs shall have occurred:

             (i) any "Person" (as such term is defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that for purposes of this Section 15, the term "Person" shall not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of either the then outstanding shares of Stock of the Company or the combined voting power of the Company's then outstanding voting securities; notwithstanding the foregoing, a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this subparagraph (i) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding (A) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (B) is not also then reportable on a
        Schedule 13D or 13G under the Exchange Act (or any comparable or successor report);

             (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on April 27, 1998, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on April 27, 1998 or whose appointment, election or nomination for election was previously so approved; or

             (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 51% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of either the then outstanding shares of Stock of the Company or the combined voting power of the Company's then outstanding voting securities; or

             (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

   Notwithstanding the foregoing, no "Change of Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

             (c) The Committee may, in its sole and absolute discretion, amend, modify or rescind the provisions of this Section 15 if it determines that the operation of this Section 15 may prevent a transaction in which the Company or any Affiliate is a party from being accounted for on a pooling-of-interests basis.

   Section 16.    Amendment, Modification and Termination of Plan

             16.1 Amendments and Termination. The Board may at any time amend, alter, suspend, discontinue or terminate the Plan; provided, however, that shareholder approval of any amendment of the Plan shall be obtained if otherwise required by (i) the Code or any rules promulgated thereunder (in order to allow for incentive stock options to be granted under the Plan or to enable the Company to comply with the provisions of
   Section 162(m) of the Code so that the Company can deduct compensation in excess of the limitation set forth therein), or (ii) the listing requirements of the principal securities exchange or market on which the Stock is then traded (in order to maintain the listing or quotation of the Stock thereon). To the extent permitted by applicable law, the Committee may also amend the Plan, provided that any such amendments shall be reported to the Board. Termination of the Plan shall not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

             16.2 Waiver of Conditions. The Committee may, in whole or in part, waive any conditions or other restrictions with respect to any award granted under the Plan.

   Section 17.    Taxes

             The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares of Stock deliverable under the Plan after giving the person entitled to receive such amount or shares of Stock notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction. The Committee may, in its discretion and subject to such rules as it may adopt, permit a participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with (a) the exercise of a nonqualified stock option, (b) a disqualifying disposition of Stock received upon the exercise of an incentive stock option, (c) the lapse of restrictions on restricted stock, or (d) the receipt of performance shares, by electing to
   (i) have the Company withhold shares of Stock, (ii) tender back shares of Stock received in connection with such benefit, or (iii) deliver other previously owned shares of Stock, having a Fair Market Value equal to the amount to be withheld; provided, however, that the amount to be withheld shall not exceed the participant's estimated total federal, state and local tax obligations associated with the transaction. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as required by the Committee. The Fair Market Value of fractional shares of Stock remaining after payment of the withholding taxes shall be paid to the participant in cash.

             The Committee may, in its discretion, grant a cash bonus to a participant who holds restricted stock or performance shares to enable the participant to pay all or a portion of the federal, state or local tax liability incurred by the participant upon the vesting of restricted stock or performance shares. The Company shall deduct from any cash bonus such amount as may be required for the purpose of satisfying the Company's obligation to withhold federal, state or local taxes.

   Section 18.    Miscellaneous

             18.1 Other Provisions. The grant of any award under the Plan may also be subject to other provisions (whether or not applicable to the benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, provisions for (a) one or more means to enable participants to defer recognition of taxable income relating to awards or cash payments derived therefrom, which means may provide for a return to a participant on amounts deferred as determined by the Committee (provided that no such deferral means may result in an increase in the number of shares of Stock issuable hereunder); (b) the purchase of Stock under options in installments; (c) the financing of the purchase of Stock under the options in the form of a promissory note issued to the Company by a participant on such terms and conditions as the Committee determines; (d) restrictions on resale or other disposition; and
   (e) compliance with federal or state securities laws and stock exchange or market requirements.

             18.2 Award Agreement. No person shall have any rights under any award granted under the Plan unless and until the Company and the participant to whom the award was granted shall have executed an award agreement in such form as shall have been approved by the Committee.

   Section 19.    Legal Construction

             19.1 Requirements of Law. The granting of awards under the Plan and the issuance of shares of Stock in connection with an award shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

             19.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Wisconsin.

             19.3 Severability. If any provision of the Plan or any award agreement or any award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or award, or would disqualify the Plan, any award agreement or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any award agreement or the award, such provision shall be stricken as to such jurisdiction, person or award, and the remainder of the Plan, any such award agreement and any such award shall remain in full force and effect.